Exhibit 99.1

SAMSON OIL & GAS LIMITED

ABN 25 009 069 005

INTERIM FINANCIAL REPORT

31 December 2017

SAMSON OIL & GAS LIMITED

Table of Contents

Corporate Information	1

Directors’ Report	2

Consolidated Statement of Comprehensive Income	4

Consolidated Balance Sheet	5

Consolidated Cash Flow Statement	6

Consolidated Statement of Changes in Equity	7

Notes to the Half-Year Financial Statements	8

Directors’ Declaration	18

Auditor’s Independence Declaration	19

Independent Auditor’s Review Report	20

SAMSON OIL & GAS LIMITED

Corporate Information

Directors		Bankers
P. Hill (Chairman)		National Australia Bank
T. Barr (Managing Director)		Perth, WA, 6000
G. Channon*
D. Rakich*
Mutual of Omaha Bank
Houston, TX 77027
Secretary
D. Rakich*

Registered Office & Business Address		Solicitors
Level 16, AMP Building		Squire Patton Boggs
140 St Georges Terrace		Level 21, 300 Murray Street
Perth, WA, 6000		Perth, WA, 6000
Telephone:	+61 8 9220 9830
Facsimile:	+61 8 9220 9820

OPERATIONS OFFICE – DENVER		Auditors
1331 17th Street, Suite 710		RSM Australia Partners
Denver, CO, 80202		Level 32, Exchange Tower
Telephone:	+1 303 295 0344	2 The Esplanade
Facsimile:	+1 303 295 1961	Perth, WA, 6000

SHARE REGISTRY		Securities Exchange
Security Transfer Australia		Australian Securities Exchange
770 Canning Highway		Code: SSN
Applecross, WA, 6153
Telephone:	+61 8 9315 2333	OTC
Facsimile:	+61 8 9315 2233	Code: SSNYY

Australian Company Number		Australian Business Number
009 069 005		25 009 069 005

* denotes Australian resident.

SAMSON OIL & GAS LIMITED

Directors’ Report

Your directors submit their report on Samson Oil & Gas Limited and its consolidated entities (the “Consolidated Entity” or “Samson”) for the half-year ended 31 December 2017. All amounts are in United States Dollars (US$), unless otherwise indicated.

Directors

The names of the company’s directors in office during the half-year and until the date of this report are as follows. Directors were in office for this entire period unless otherwise stated.

Mr Terence Maxwell Barr – Managing Director

Dr Peter Hill – Chairman

Mr Greg Channon*

Mr Denis Rakich*

* denotes Australian resident

Principal Activities

The principal continuing activities during the half-year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America.

Review and Results of Operations

The consolidated entity’s net loss after tax for the half-year was $3.1 million compared to a loss of $2.1 million for the half-year ended 31 December 2016. The net loss in the current year relates in part to loss on derivatives of $1.5 million and finance costs of $0.8 million.

During the prior period, the Consolidated Entity also recognised other income of $1.7 million. This relates to the sale of the North Stockyard property.

Operations

Foreman Butte Project, North Dakota and Montana

In March 2016, the Company closed on an acquisition (the “Foreman Butte Acquisition”) of certain assets located in North Dakota and Montana, which are referred to as the “Foreman Butte Project,” for a purchase price of $16 million.

The acquired assets were comprised of producing oil and gas wells, shut in wells and associated facilities. The wells are located in the Madison and Ratcliffe formations. The majority of these wells are operated by the Company, however a number of non-operated wells were also included in this package. The Company is continuing to concentrate its efforts on the operations of this field and the development of the PUD (“Proved Undeveloped”) drilling program in the Home Run field. The development efforts are currently constrained, however, by the Company’s lack of access to capital to fund any development activities. The Company has four current drilling permits for the Home Run field and anticipate that the first PUD well will be drilled as soon as the Company obtains the necessary funding through a refinance of the credit facility or through the partial sale of the North Dakota and Montana assets, though there can be no assurance this will be possible.

Exploration

Hawk Springs Project, Goshen County, Wyoming

Bluff #1-11 well

Samson 37.5% BPO Working Interest in the 1st Bluff Prospect well

The Bluff Prospect, in Samson’s Hawk Spring project in Goshen County, Wyoming commenced drilling June 2014 to test multiple targets in the Permian and Pennsylvanian sections. The well reached a total depth of 9,000 feet after intersecting the pre-Cambrian basement. Various oil shows were observed in the Cretaceous, Jurassic, Permian and Pennsylvanian intervals while drilling.

SAMSON OIL & GAS LIMITED

Directors’ Report

A recompletion in the Bluff #1-11 well has been delayed until the Company has the required capital. The Jurassic Canyon Springs formation will be perforated and flow tested first. If this is unsuccessful, the Cretaceous Dakota Formation will subsequently be perforated and flow tested. This well will be plugged and abandoned should these two operations be unsuccessful.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

On 5 November 2014, the Company entered into an Other Business Arrangement (“OBA”) with the Utah School and Institutional Trust Lands Administration (“SITLA”) covering approximately 8,080 gross/net acres located in Grand and San Juan Counties, Utah, all of which are administered by SITLA. The Company was granted an option period for two years in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who hold leases to extract potash in an acreage position situated within the project area. In November 2015, the Company paid an extension fee of $40,000 in order to extend the option period to December 2016. In November 2016, the Company paid a further extension fee of $40,000 in order to extend the option period to December 2017. This option expired unexercised and the Company has written off the $0.3 million in related capitalized exploration expense.

SignifIcant changes in the state of afFairs

There were no significant changes in the state of affairs of the consolidated entity during the financial half-year.

Auditor’s Independence Declaration

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is set out in this financial report.

This report is made in accordance with a resolution of directors, pursuant to section 306(3)(a) of the Corporations Act 2001.

On behalf of the directors

T. M. Barr

Director

Denver, Colorado

15 March 2018

SAMSON OIL & GAS LIMITED

consOLIDATED STATEMENT OF profit or loss and other COMPREHENSIVE INCOME
For the half-year ended 31 December 2017

	NOTE	Half-year ended 31 December
		2017	2016
		$	$
Revenue from continuing operations

Sale of oil and gas	3(a)	5,294,985	6,982,574
Total revenue		5,294,985	6,982,574

Cost of sales	3(a)	(3,566,696)	(5,750,080)

Gross profit		1,728,289	1,232,494

Other income	3(a)	105,759	1,748,018

Finance costs	3(c)	(790,461)	(1,239,577)
Impairment expense	4	-	(244,480)
Loss on derivative instruments		(1,568,866)	(1,045,148)
Abandonment expense		(66,676)	-
Exploration expense		(282,513)	(24,545)
General and administration expenses	3(b)	(2,243,179)	(2,539,542)
Loss before income tax		(3,117,647)	(2,112,780)
Income tax benefit		-	-
Net loss after income tax for the year attributable to owners of Samson Oil & Gas Limited		(3,117,647)	(2,112,780)

Other comprehensive expense
Items that may be reclassified to profit and loss
Net foreign currency translation differences		(6,121)	(10,243)

Total comprehensive loss for the period attributable to equity holders of the parent		(3,123,768)	(2,123,023)

Basic loss per share (cents) from continuing operations attributable to ordinary equity holders of the Company
Basic loss per share (cents)		(0.10)	(0.07)
Diluted loss per share (cents)		(0.10)	(0.07)

The above Consolidated Statement of Profit or Loss and Other Comprehensive Income should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

consOLIDATED BALANCE SHEET
As at 31 December 2017

	NOTE	31-Dec-17	30-Jun-17
		$	$
Current assets
Cash and cash equivalents		836,831	628,778
Trade and other receivables		1,645,668	1,530,519
Tax receivable		28,450	19,847
Oil inventory		219,288	219,288
Prepayments	5	141,419	54,518
Total current assets		2,871,656	2,452,950

Non-current assets
Other receivables		82,850	136,198
Restricted cash		450,000	450,000
Derivative instrument		-	99,583
Plant and equipment		280,275	296,078
Exploration and evaluation assets	6	-	271,078
Oil and gas properties	7	31,455,748	32,106,508
Total non-current assets		32,268,873	33,359,445
Total assets		35,140,529	35,812,395

Current liabilities
Trade and other payables		5,592,005	5,066,504
Borrowings		23,736,658	23,264,767
Derivative Instruments		1,367,650	363,940
Total current liabilities		30,696,313	28,695,211

Non-current liabilities
Provisions		3,445,201	3,362,204
Total non-current liabilities		3,445,201	3,362,204
Total Liabilities		34,141,514	32,057,415

Net assets		999,015	3,754,980

Equity
Contributed equity	11	99,643,104	99,643,104
Accumulated losses		(105,726,649)	(102,609,002)
Reserves		7,082,560	6,720,878
Total equity		999,015	3,754,980

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes

SAMSON OIL & GAS LIMITED

consolidated Cash Flow Statement
for the half-year ended 31 December 2017

	Half-year ended 31 December
	2017	2016
	$	$
Cash flows from operating activities
Receipts from customers and debtors	6,112,950	6,752,951
Payments to suppliers and employees	(5,132,535)	(6,594,906)
Payments for derivative instruments	(465,573)	(699,606)
Interest received	112	276
Net cash inflows/(outflows) used in operating activities	514,954	(541,285)

Cash flows from investing activities
Proceeds from sale of assets	-	14,101,512
Cash paid for oil and gas properties and development	(158,726)	(2,007,220)
Payments for exploration and evaluation	(11,435)	(64,945)
Net cash (outflows)/inflows used in investing activities	(170,161)	12,029,347

Cash flows from financing activities
Repayment of borrowings	-	(11,597,443)
Proceeds from borrowings	450,000	-
Interest paid	(578,874)	(954,923)
Payments associated with issue of share capital	-	(34,004)
Net cash outflows from financing activities	(128,874)	(12,586,370)

Net increase/(decrease) in cash and cash equivalents held	215,919	(1,098,308)
Effects of foreign exchange on cash balances	(7,866)	(2,306)
Cash and cash equivalents at beginning of period	628,778	2,654,812
Cash and cash equivalents at end of period	836,831	1,554,198

The above Consolidated Cash Flow Statement should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

consolidated Statement of Changes in Equity
for the half-year ended 31 December 2017

	Contributed Equity	Accumulated Losses	Foreign Currency Translation Reserve	Share Based Payments Reserve	Equity Reserves	Total
	$	$	$	$	$	$
At 1 July 2016	99,523,411	(100,070,306)	2,025,500	5,276,872	(1,097,780)	5,657,697
Loss for the period	-	(2,112,780)	-	-	-	(2,112,780)
Other comprehensive expense	-	-	(10,243)	-	-	(10,243)
Total comprehensive expense for the period	-	(2,112,780)	(10,243)	-	-	(2,123,023)
Share based payments	159,506	-	-	123,389	-	282,895
Costs associated with issue of share capital	(34,004)	-	-	-	-	(34,004)
At 31 December 2016	99,648,913	(102,183,086)	2,015,257	5,400,261	(1,097,780)	3,783,565

At 1 July 2017	99,643,104	(102,609,002)	1,989,799	5,828,859	(1,097,780)	3,754,980
Loss for the period	-	(3,117,647)	-	-	-	(3,117,647)
Other comprehensive expense	-	-	(6,121)	-	-	(6,121)
Total comprehensive expense for the period	-	(3,117,647)	(6,121)	-	-	(3,123,768)
Share based payments	-	-	-	367,803	-	367,803
Costs associated with issue of share capital	-	-	-	-	-	-
At 31 December 2017	99,643,104	(105,726,649)	1,983,678	6,196,662	(1,097,780)	999,015

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

1.	Corporate Information

The condensed consolidated interim financial report of Samson Oil & Gas Limited (“the Company”) and its controlled entities together, the “consolidated entity” for the half-year ended 31 December 2017 was authorised for issue in accordance with a resolution of the directors on 15 March 2018.

Samson Oil & Gas Limited is a company incorporated in Australia and limited by shares, which are publicly traded on the Australian Stock Exchange (ASX code “SSN”).

The Company trades its American Depositary Shares (“ADS’s”) on the Over the Counter Exchange – OTCQB. Each ADS represents 200 ordinary Samson shares.

2.	BASIS OF PREPARATION OF HALF-YEAR REPORT

The half-year consolidated financial report has been prepared in accordance with the requirements of the Corporations Act 2001 and Accounting Standard AASB 134 Interim Financial Reporting.

The half-year financial report does not include all notes of the type normally included within the annual financial report. Accordingly, this report is to be read in conjunction with the annual report for the year ended 30 June 2017 and any public announcements by Samson Oil & Gas Limited during the interim reporting period in accordance with the continuous disclosure requirements of the Corporations Act 2001.

The accounting policies adopted are consistent with those of the previous financial reporting year and corresponding interim reporting period.

The financial report is presented in United States Dollars (US$).

New and amended standards adopted by the consolidated entity

Standards and Interpretations applicable to 31 December 2017

In the half-year ended 31 December 2017, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the AASB that are relevant to the Company and effective for the half-year reporting periods beginning on or after 1 July 2017.

As a result of this review, the Directors have determined that there is no material impact of the new and revised Standards and Interpretations on the Company and therefore no material change is necessary to Company’s accounting policies.

Standards and Interpretations in issue not yet adopted applicable to 31 December 2017

The Directors have also reviewed all of the new and revised Standards and Interpretations in issue not yet adopted that are relevant to the Company and effective for the half-year reporting periods beginning on or after 1 January 2018.

As a result of this review, the Directors have determined that there is no material impact of the new and revised Standards and Interpretations in issue not yet adopted on the Company and therefore no material change is necessary to Group accounting policies.

The consolidated entity has adopted all of the new or amended Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (‘AASB’) that are mandatory for the current reporting period.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

Going concern

These financial statements have been prepared on the going concern basis, which contemplates the continuity of normal business activities and the realisation of assets and settlement of liabilities in the normal course of business.

As disclosed in the financial statements, the consolidated entity incurred a net loss of $3,117,647 for the half-year ended 31 December 2017. As at that date, the consolidated entity had net current liabilities of $27,824,657. The consolidated entity’s ability to continue as a going concern is dependent on the re-negotiation of its finance facilities and in the absence of a successful re-negotiation, the divestment of assets.

These factors indicate a material uncertainty which may cast significant doubt as to whether the consolidated entity will continue as a going concern and therefore whether it will realise its assets and extinguish its liabilities in the normal course of business and at the amounts stated in the financial report.

The Directors believe that it is reasonably foreseeable that the consolidated entity will continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report after the directors expect to meet one of the conditions outlined in the forbearance agreement signed between the Company and the Mutual of Omaha Bank, dated 9 February 2018 (Note13). The Company is currently negotiating with a number of prospective parties and are confident they will be able to successfully recognise amounts in excess of the carrying value of Oil & gas properties (Note 7), as a result of their ultimate divestment, or alternatively through the successful development of the Foreman Butte project should the Directors successfully re-negotiate their debt and receive additional working capital.

Accordingly, the Directors believe that the consolidated entity will be able to continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report.

The financial report does not include any adjustments relating to the amounts or classification of recorded assets or liabilities that might be necessary if the consolidated entity does not continue as a going concern.

3.	REVENUE, INCOME AND EXPENSES

	Half-year ended 31 December
	2017	2016
Revenue, income and expenses from operations	$	$
(a) Revenue
Sale of oil and gas
Oil sales	5,206,515	6,747,723
Gas sales	85,290	208,278
Other	3,180	26,573
	5,294,985	6,982,574

Cost of sales
Lease operating expenses	2,901,332	5,050,846
Depletion of oil and gas properties	665,364	689,234
	3,566,696	5,740,080

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

3.	REVENUE, INCOME AND EXPENSES (cont)

	Half-year ended 31 December
	2017	2016
	$	$
Other Income
Finance revenue	113	276
Other	105,646	-
Gain on movement in derivative instruments	-	1,747,742
Recoupment of costs previously expensed as a result of litigation	-	-
	105,759	1,748,018

(b) General and administration expenses
Employee entitlement	1,361,091	1,287,168
Depreciation	44,613	72,870
Consultants fees	69,188	193,326
Lease payments	105,403	83,863
Travel and accommodation	12,799	66,714
Insurance	116,416	164,761
Assurance and Advisory	222,432	306,915
Investor Relations	45,843	52,310
Legal fees	148,604	55,394
Filing and listing fees	15,875	33,242
Other	100,915	222,979
Total	2,243,179	2,539,542

(c) Finance Costs
Interest expense	578,874	966,648
Amortisation of borrowing costs	57,899	133,698
Accretion of asset retirement obligation	153,688	136,231
	790,461	1,236,577

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

4.	Impairment

	Half-year ended 31 December
	2017	2016
	$	$

Impairment expense	-	244,480

During the prior period, the consolidated entity recognised impairment expense of $0.2 million. This related to the carrying value of our oil inventory purchased in the Foreman Butte acquisition.

An independent review by the consolidated entity’s reserve engineers, Netherland Sewell Associates Inc. was performed to assess the recoverable amount based on the net present value of the Consolidated entity’s assets on a field by field basis (by cash generating unit). The factors used to determine net present value include, but are not limited to, recent sales prices of comparable properties, the present value of future cash flows, net of estimated operating and development costs using estimates of reserves, future commodity pricing, future production estimates, anticipated capital expenditures and various discount rates commensurate with the risk associated with realizing the projected cash flows. The discount rate used to assess the recoverable amount (based on the fair value less cost of disposal) was 10%. Samson’s current cost of debt is 6.5%, which is calculated as the prime rate plus between 4% and 5%.

5.	prepayments

	31-Dec-17	30-Jun-17
	$	$

Other prepayments	141,419	54,518
	141,419	54,518

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

6.	Exploration and evaluation assets

	31-Dec-17	30-Jun-17
	$	$

Balance at beginning of period	271,078	220,703
Costs capitalised during the period	-	50,375
Costs expensed during the period	(271,078)	-
Balance at the end of the period	-	271,078

The exploration and evaluation costs expensed in the current year relates to expenditure incurred in relation to the consolidated entity’s Cane Creek project, in Grand and San Juan counties, Utah. The option the consolidated entity previously had to lease area in this project expired in November 2017, unexercised.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

7.	oil and gas properties

	31-Dec-17	30-Jun-17
	$	$

Non Current Assets
Oil and Gas Properties	45,055,029	45,040,425
Accumulated Depletion and Impairment	(13,599,281)	(12,933,917)
	31,455,748	32,106,508

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

8.	derivatives

The Company enters into derivative contracts, primarily collars, swaps and option contracts, to hedge future crude oil and natural gas production in order to mitigate the risk of market price fluctuations. All derivative instruments are recorded on the balance sheet at fair value. The Company has elected not to apply hedge accounting to any of its derivative transactions and consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in other comprehensive income for those commodity derivatives that qualify as cash flow hedges.

At 31 December 2017, the Company’s commodity derivative contracts consisted of collars and fixed price swaps, which are described below:

Collar Collars contain a fixed floor price (put) and fixed ceiling price (call). If the market price exceeds the call strike price or falls below the put strike price, the Company receives the fixed price and pays the market price. If the market price is between the call and the put strike price, no payments are due from the either party.

Fixed price swap The Company receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume.

All of the Company’s derivative contracts are with the same counterparty and are shown on a net basis on the Balance Sheet. The Company’s counterparty has entered into an inter-creditor agreement with Mutual of Omaha Bank, the provider of the Company’s credit facility, as such, no additional collateral is required by the counterparty.

Fair value is defined as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. There is an established fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1—Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Pricing inputs are other than quoted prices in active markets included in level 1, but are either directly or indirectly observable as of the reported date and for substantially the full term of the instrument. Inputs may include quoted prices for similar assets and liabilities. Level 2 includes those financial instruments that are valued using models or other valuation methodologies.

Level 3—Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

	Fair Value at 31 December 2017

	Level 1	Level 2	Level 3	Netting (1)	Total
Current Assets
Derivative instruments	-	78,512	-	(78,512)	-

Non Current Assets
Derivative instruments	-	-	-	-	-

Current Liability
Derivative instruments	-	1,446,162	-	(78,512)	1,367,650

Non Current Liability
Derivative instruments	-	-	-	-	-

	Fair Value at 30 June 2017

	Level 1	Level 2	Level 3	Netting (1)	Total
Current Assets
Derivative instruments	-	167,307	-	(167,307)	-

Non Current Assets
Derivative instruments	-	370,494	-	(270,911)	99,583

Current Liability
Derivative instruments	-	531,247	-	(167,307)	363,940

Non Current Liability
Derivative instruments	-	270,891	-	(270,891)	-

(1) Financial assets and liabilities are offset and the net amount reported in the balance sheet where the Consolidated entity currently has a legally enforceable right to offset the recognised amounts, and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Agreements with derivative counterparties are based on an ISDA Master Agreement. Under the terms of these arrangements, only where certain credit events occur (such as default), the net position owing/ receivable to a single counterparty in the same currency will be taken as owing and all the relevant arrangements terminated.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

9.	DIVIDENDS PAID AND PROPOSED

No dividends have been paid or declared by the Company during the half-year or to the date of this report (half-year ended 31 December 2016: Nil).

10.	borrowings

	31-Dec-17	30-Jun-17
Current	$	$
Credit Facility with Mutual of Omaha	23,869,749	23,419,749
less deferred borrowing costs	(133,091)	(154,982)
	23,736,658	23,264,767

Borrowings have been classified as a current liability for the period ended 31 December 2017 as a result of specified defaults (Note 13).

The current borrowing base is $24 million, of which $23.9 million is drawn.

11.	CONTINGENCIES and commitments

Contingencies

There are no unrecorded contingent assets or liabilities in place for the consolidated entity at balance date (2016: $nil).

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

12.	contributed equity

Issued and paid up capital

	31-Dec-17	30-Jun-17
	$	$
Ordinary fully paid shares	99,643,104	99,643,104

Movements in contributed equity for the year	31-Dec-17
	No. of shares	$

Opening balance	3,283,000,444	99,643,104
Shares issued (i)	-	-
Less shares withheld	-	-
Transaction costs incurred	-	-
Shares on issue at balance date	3,283,000,444	99,643,104

Shares to be issued as part of Kestrel acquisition (ii)	65,000	-
Closing Balance	3,283,065,444	99,643,104

(i)	During the six months ended 31 December 2016, the Company issued 67,005,600 ordinary shares to Directors and employees in lieu of salary following the salary cuts taken from 1 August 2015 to 31 August 2016. The shares were valued on the day the shareholders approved the issue. Certain shares were withheld in order to pay the tax liability in the United States for US based employees and Directors. These shares will be held as Treasury Stock.

(ii)	In prior years, shares were issued to Kestrel shareholders as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the acceptance date of the offer was deemed to be the fair value of the share. As at balance date acceptances had been received for 65,000 (2015:65,000) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

Share issue costs of $34,004 were incurred in the half-year ended 31 December 2016. No share issue costs incurred in the current financial reporting period.

The Company also issued 320,000,000 options to employees and Directors. 48,000,000 options have an exercise price of $0.007 and expiry date of 17 November 2026. 272,000,000 options have an exercise price of $0.0055 and expiry date of 17 November 2026. All options vested on 17 November 2017, assuming the employee or Director was still employed by the Company. The expense associated with the issue of the options was recognised on a straight line basis over the vesting period.

At the end of the half-year there were 640,615,486 (June 2016: 320,615,486) unissued ordinary shares in respect of which options were outstanding. Option holders do not have any right by virtue of the option to participate in any share issue of the Company or any related body corporate.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2017

13.	events after the balance sheet date

An agreement was signed between the Mutual of Omaha Bank and the Company on 9 February 2018 whereby subject to the Company meeting certain conditions, the Mutual of Omaha Bank has agreed to forbear from exercising their respective rights, and remedies as a result of the specified defaults (covenant breaches) of the credit agreement between the Company and the Mutual of Omaha Bank. The terms of the signed agreement stipulates prior to 31 March 2018 that the Company;

-	Has delivered a Purchase and Sale Agreement (PSA) evidencing a sale or a fully executed letter of intent or other form of commitment letter from a credible lender or third party reflecting the proposed refinance (Refinance Commitment). The PSA or Refinance Commitment shall, in each case (a) be conditioned only upon satisfactory documentation and customary closing conditions, (b) result in net cash proceeds to the Company in an amount not less than the amount necessary to repay the obligations in full on the forbearance termination date, and (c) provide for the closing of the transactions contemplated thereby to occur on or before 31 May 2018, or

-	The Company having received one or more equity contributions or proceeds of subordinated debt for the purpose of funding capital expenditures, with equity contributions and/or subordinated debt having resulted in net cash proceeds to the Company of not less than $2,000,000.

If the Company has satisfied either of the above, the forbearance termination date will be extended until the 31 May 2018. If the Company fails to satisfy either of the above by 31 March 2018, the forbearance termination date is 15 April 2018.

Since the end of the half-year, the directors are not aware of any other matters or circumstances not otherwise dealt with in the report or financial statements that have, or may significantly affect the operations, the results of the operations, or the state of affairs of the Company or the consolidated entity in the subsequent financial year.

SAMSON OIL & GAS LIMITED

Directors’ Declaration
31 December 2017

In the directors’ opinion:

•	The attached financial statements and notes thereto comply with the Corporations Act 2001, Accounting Standard AASB 134 ‘Interim Financial Reporting’, and the Corporations Regulations 2001 mandatory professional reporting requirements;

•	The attached financial statements and notes thereto give a true and fair view of the Consolidated Entity’s financial position as at 31 December 2017 and of its performance for the financial half-year ended on that date; and

•	There are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors made pursuant to section 303(5)(a) of the Corporations Act 2001.

T. M. Barr

Director

Denver, Colorado

15 March 2018

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +61 (0) 8 9261 9100

F +61 (0) 8 9261 9111

www.rsm.com.au

AUDITOR’S INDEPENDENCE DECLARATION

As lead auditor for the review of the financial report of Samson Oil & Gas Limited for the half-year ended 31 December 2017, I declare that, to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(ii)	any applicable code of professional conduct in relation to the review.

/s/ RSM Australia Partners

RSM AUSTRALIA PARTNERS

/s/ J A Komninos

Perth, WA	J A KOMNINOS
Dated: 15 March 2018	Partner

RSM Australia Partners

Level 32, Exchange Tower

2 The Esplanade Perth WA 6000

GPO Box R1253 Perth WA 6844

T +61 (0) 8 9261 9100

F +61 (0) 8 9261 9111

www.rsm.com.au

INDEPENDENT AUDITOR’S REVIEW REPORT

TO THE MEMBERS OF

SAMSON OIL & GAS LIMITED

We have reviewed the accompanying half-year financial report of Samson Oil & Gas Limited, which comprises the consolidated balance sheet as at 31 December 2017, the consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the half-year ended on that date, notes comprising a summary of significant accounting policies and other explanatory information, and the directors’ declaration of the consolidated entity comprising the company and the entities it controlled at the half-year end or from time to time during the half-year.

Directors’ Responsibility for the Half-Year Financial Report

The directors of the company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the half-year financial report that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the half-year financial report based on conducting the review in accordance with Australian Auditing Standards. Because of the matters described in the Basis for Disclaimer of Conclusion paragraph, however, we were not able to obtain sufficient appropriate evidence to provide a basis for a review conclusion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001. We confirm that the independence declaration required by the Corporations Act 2001, which has been given to the directors of Samson Oil & Gas Limited, would be in the same terms if given to the directors as at the time of this auditor's report.

Basis for Disclaimer of Conclusion

Going concern

We draw attention to Note 1 in the financial statements, which indicates that the consolidated entity incurred a net loss of $3,117,647 for the half-year ended 31 December 2017. As at that date, the consolidated entity had net current liabilities of $27,824,657.

As disclosed in (Note 2 and Note 13) to the financial statements, the Company’s lender has agreed to forbear from exercising their respective rights, and remedies, as a result of specified defaults of the credit agreement between the Company and its lender. The Company is currently seeking to meet the conditions of the forbearance agreement. However, we have been unable to obtain sufficient appropriate audit evidence as to whether the consolidated entity will be able to re-negotiate its finance facilities, or in the absence of a successful re-negotiation, divest its assets by 31 May 2018, resulting in proceeds of an amount not less than the amount necessary to repay the Company’s obligation in full to its current lender. As a result, we have been unable to determine whether the going concern basis of preparation is appropriate, and therefore whether the assets and liabilities of the consolidated entity can be realised at the amounts stated in the financial report.

Other than the matter raised regarding the Company’s ability to continue as a going concern, we were able to satisfactorily complete our review procedures.

Disclaimer of Conclusion

Because of the significance of the matters described in the Basis for Disclaimer of Conclusion paragraphs, we have not been able to obtain sufficient appropriate evidence to provide a basis for a review conclusion. Accordingly, we do not express a conclusion on whether the half-year financial report of Samson Oil & Gas is in accordance with the Corporations Act 2001 including:

(a) giving a true and fair view of the consolidated entity’s financial position as at 31 December 2017 and of its performance for the half-year ended on that date; and

(b) complying with Accounting Standard AASB 134 Interim Financial Reporting and Corporations Regulations 2001.

/s/ RSM Australia Partners

RSM AUSTRALIA PARTNERS

/s/ J A Komninos

Perth, WA	J A KOMNINOS
Dated: 15 March 2018	Partner

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